Exhibit 21.1

SUBSIDIARIES OF GARB OIL & POWER CORPORATION

  JURISDICTION OF
COMPANY NAME                                                                INCORPORAITON/ORGANIZATION
Resource Protection Systems GmbH                                                                           Germany
Newview S.L.                                                                                                                   Spain
eWaste USA, Inc.                                                                                                            Delaware